Tyler Technologies Reports Earnings for First Quarter 2021

Subscription revenues grew 25%; cash flow from operations grew 26%

PLANO, Texas – April 28, 2021 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights:

•Total revenues were $294.8 million, up 6.6% from $276.5 million for the first quarter of 2020. Non-GAAP total revenues were $294.8 million, up 6.5% from $276.8 million for the first quarter of 2020.
•Recurring revenues from maintenance and subscriptions were $221.6 million, up 13.0% from $196.1 million for the first quarter of 2020, and comprised 75.2% of first quarter 2021 revenue.
•Operating income was $38.2 million, up 12.7% from $33.9 million for the first quarter of 2020. Non-GAAP operating income was $78.9 million, up 18.1% from $66.8 million for the first quarter of 2020.
•Net income was $37.0 million, or $0.88 per diluted share, down 22.2% compared to $47.6 million, or $1.16 per diluted share, for the first quarter of 2020. Non-GAAP net income was $60.0 million, or $1.43 per diluted share, up 16.5% compared to $51.5 million, or $1.25 per diluted share, for the first quarter of 2020.
•Cash flows from operations were $71.7 million, up 26.4% from $56.7 million for the first quarter of 2020. Free cash flow was $61.7 million, up 33.9% from $46.0 million for the first quarter of 2020.
•Adjusted EBITDA was $85.7 million, up 17.1% compared to $73.2 million for the first quarter of 2020.
•Software subscription arrangements comprised approximately 66% of the total new software contract value in the first quarter, compared to approximately 73% in the first quarter of 2020.
•Subscription bookings in the first quarter added $10.2 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues were $886.4 million, up 12.9% from $785.0 million for the first quarter of 2020.
•Total backlog was $1.55 billion, up 3.0% from $1.50 billion at March 31, 2020. Software-related backlog (excluding appraisal services) was $1.50 billion, up 2.9% from $1.46 billion at March 31, 2020.
•Effective January 1, 2021, Tyler adopted the requirements of ASU No. 2019-12, Simplifying the Accounting for Income Taxes; and ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. We do not expect the adoption of these two standards to have a material effect on our consolidated financial statements.
•On March 31, 2021, Tyler acquired DataSpec, a provider of electronic management of veterans' claims, and ReadySub, a cloud-based platform that assists school districts with absence tracking, filling substitute teacher assignments, and automating essential payroll processes. The two acquisitions will not have a material impact on our consolidated financial statements.

Tyler Technologies Reports Earnings
For First Quarter 2021
April 28, 2021

•On April 21, 2021, Tyler completed the acquisition of NIC Inc. for approximately $2.3 billion in cash. NIC is a leading provider of digital government solutions and payments processing that serves more than 7,100 federal, state, and local government agencies across the nation. In connection with the acquisition, in March Tyler completed a $600 million offering of 0.25% convertible senior notes due 2026, and in April entered into a new $1.4 billion senior unsecured credit facility that includes $900 million of three and five-year term notes, and a new $500 million five-year revolving credit agreement.
“Our first quarter results surpassed our expectations, providing an exceptional start to 2021,” said Lynn Moore, Tyler’s president and chief executive officer. “Total revenues grew 6.6% to reach an all-time quarterly high, led by subscriptions revenue growth of 25.4%. A favorable revenue mix coupled with effective cost management drove our non-GAAP gross margin to 53.3%, up 210 basis points, and our non-GAAP operating margin to 26.8%, a 270 basis point improvement. Cash flows from operations and free cash flow remained very robust, growing 26.4% and 33.9%, respectively.
"We're pleased to see signs of growing activity in our public sector markets, and expect that the $350 billion of direct federal fiscal relief for state and local government under the American Rescue Plan Act will have a positive impact on government technology spending. Bookings in the first quarter were solid at approximately $247 million, but were down 22.8% against a challenging comparison with the first quarter of 2020, which included several large contracts, including two SaaS contracts with the North Carolina Administrative Office of the Courts that totaled approximately $38 million.

"In addition to the DataSpec and ReadySub acquisitions in March, last week we completed the NIC acquisition - the largest in our history. We are extremely excited to welcome our new teams to Tyler and look forward to the benefits these transactions will bring to our clients, shareholders and employees. NIC had very strong first quarter results that exceeded their plan. NIC's first quarter core revenues, excluding the TourHealth and COVID initiatives that are expected to wind down after the second quarter, grew more than 10% over last year, and their operating income, excluding the TourHealth and COVID initiatives and acquisition costs, rose more than 20%.

"We remain on track to achieve or exceed the annual revenue and EPS guidance that we communicated in February for Tyler, excluding the impact of the NIC acquisition. Because of antitrust restrictions, we took a conservative approach to our integration and strategic planning for NIC prior to closing the transaction. We are currently working closely with NIC's leadership to evaluate strategic growth opportunities that take advantage of the combined strengths of the two businesses. We expect to complete the fine-tuning of our joint operating and financial plans for the remainder of the year and issue 2021 guidance for the combined company during the second quarter," added Moore.

Conference Call

Tyler Technologies will hold a conference call on Thursday, April 29, 2021, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/sreg/10153708/e599360d94. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Tyler Technologies Reports Earnings
For First Quarter 2021
April 28, 2021

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through May 6, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10151750.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been named to Government Technology's GovTech 100 list five times and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the

Tyler Technologies Reports Earnings
For First Quarter 2021
April 28, 2021

methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Tyler Technologies Reports Earnings
For First Quarter 2021
April 28, 2021

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020

Software licenses and royalties	$14,933	$18,737
Subscriptions	102,479	81,723
Software services	47,640	52,133
Maintenance	119,112	114,365
Appraisal services	6,465	5,763
Hardware and other	4,173	3,820
Total revenues	294,802	276,541

Software licenses and royalties	1,236	740
Acquired software	7,964	8,027
Subscriptions, software services and maintenance	134,320	131,779
Appraisal services	4,617	4,385
Hardware and other	2,458	2,479
Total cost of revenues	150,595	147,410

Gross profit	144,207	129,131

Selling, general and administrative expenses	78,774	67,485
Research and development expense	21,813	22,361
Amortization of customer and trade name intangibles	5,412	5,392
Operating income	38,208	33,893
Other income, net	88	990
Income before income taxes	38,296	34,883
Income tax provision (benefit)	1,320	(12,667)
Net income	$36,976	$47,550

Earnings per common share:
Basic	$0.91	$1.20
Diluted	$0.88	$1.16

Weighted average common shares outstanding:
Basic	40,611	39,500
Diluted	42,056	41,144

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of non-GAAP total revenues
GAAP total revenues	$294,802	$276,541
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	160
Add: Amortization of acquired leases	—	79
Non-GAAP total revenues	$294,802	$276,780

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$144,207	$129,131
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	160
Add: Amortization of acquired leases	—	79
Add: Share-based compensation expense included in cost of revenues	5,000	4,252
Add: Amortization of acquired software	7,964	8,027
Non-GAAP gross profit	$157,171	$141,649
GAAP gross margin	48.9%	46.7%
Non-GAAP gross margin	53.3%	51.2%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$38,208	$33,893
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	160
Add: Amortization of acquired leases	—	79
Add: Share-based compensation expense	25,724	17,302
Add: Employer portion of payroll tax related to employee stock transactions	767	1,198
Add: Acquisition related costs	813	—
Add: COVID-19 incremental costs	—	727
Add: Amortization of acquired software	7,964	8,027
Add: Amortization of customer and trade name intangibles	5,412	5,392
Non-GAAP adjustments subtotal	40,680	32,885
Non-GAAP operating income	$78,888	$66,778
GAAP operating margin	13.0%	12.3%
Non-GAAP operating margin	26.8%	24.1%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$36,976	$47,550
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	40,680	32,885
Less: Tax impact related to non-GAAP adjustments	(17,634)	(28,932)
Non-GAAP net income	$60,022	$51,503
GAAP earnings per diluted share	$0.88	$1.16
Non-GAAP earnings per diluted share	$1.43	$1.25

Detail of share-based compensation expense
Cost of subscriptions, software services and maintenance	$5,000	$4,252
Selling, general and administrative expenses	20,724	13,050
Total share-based compensation expense	$25,724	$17,302

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$36,976	$47,550
Amortization of customer and trade name intangibles	5,412	5,392
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	15,029	14,549
Interest expense included in other income, net	379	152
Income tax provision (benefit)	1,320	(12,667)
EBITDA	$59,116	$54,976
Write-downs of acquisition-related deferred revenue	—	160
Share-based compensation expense	25,724	17,302
Acquisition related costs	813	—
COVID-19 incremental costs	—	727
Adjusted EBITDA	$85,653	$73,165

	Three Months Ended March 31,
	2021	2020
Reconciliation of free cash flow
Net cash provided by operating activities	$71,703	$56,706
Less: additions to property and equipment	(6,564)	(9,349)
Less: capitalized software development costs	(3,476)	(1,315)
Free cash flow	$61,663	$46,042

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$1,250,752	$603,623
Accounts receivable, net	330,824	382,319
Current investments and other assets	101,710	105,530
Income tax receivable	17,066	21,598
Total current assets	1,700,352	1,113,070

Accounts receivable, long-term portion	23,802	21,417
Operating lease right-of-use assets	19,192	18,734
Property and equipment, net	169,295	168,004

Other assets:
Software development costs, net	12,190	9,121
Goodwill	851,629	838,428
Other intangibles, net	308,614	322,068
Non-current investments	112,910	82,640
Other non-current assets	33,806	33,792

Total assets	$3,231,790	$2,607,274

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$98,908	$97,095
Operating lease liabilities	5,913	5,904
Deferred revenue	420,535	461,278
Total current liabilities	525,356	564,277

Revolving line of credit	—	—
Convertible senior notes due 2026, net	591,483	—
Deferred revenue, long-term	83	100
Deferred income taxes	37,239	40,507
Operating lease liabilities, long-term	16,636	16,279
Shareholders' equity	2,060,993	1,986,111

Total liabilities and shareholders' equity	$3,231,790	$2,607,274

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$36,976	$47,550
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	21,100	19,985
Share-based compensation expense	25,724	17,302
Operating lease right-of-use assets expense	1,546	1,457
Deferred income tax benefit	(3,267)	(2,668)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(10,376)	(26,920)
Net cash provided by operating activities	71,703	56,706

Cash flows from investing activities:
Additions to property and equipment	(6,564)	(9,349)
Purchase of marketable security investments	(52,755)	(27,271)
Proceeds from marketable security investments	35,031	18,237
Proceeds from the sale of investment of preferred shares	—	15,000
Purchase of investment of common shares	—	(10,000)
Investment in software	(3,476)	(1,315)
Cost of acquisitions, net of cash acquired	(12,049)	(261)
Decrease (increase) in other	119	(48)
Net cash used by investing activities	(39,694)	(15,007)

Cash flows from financing activities:
Increase in net borrowings on revolving line of credit	—	—
Proceeds from issuance of convertible senior notes	600,000	—
Payment of debt issuance costs	(6,020)	—
Purchase of treasury shares	—	(15,482)
Proceeds from exercise of stock options	18,102	46,236
Payment of contingent consideration	—	(5,619)
Contributions from employee stock purchase plan	3,038	2,469
Net cash provided by financing activities	615,120	27,604

Net increase in cash and cash equivalents	647,129	69,303
Cash and cash equivalents at beginning of period	603,623	232,682

Cash and cash equivalents at end of period	$1,250,752	$301,985